EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Select Market.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
11/20/2012	Sale	$9.6574	1	10355
11/21/2012	Sale	$9.5604	2	10600
11/23/2012	Sale	$9.7173	3	10500
11/26/2012	Sale	$9.9064	4	11000
11/27/2012	Sale	$10.1586	5	10000
11/28/2012	Sale	$10.0170	6	10000
11/29/2012	Sale	$10.3589	7	10800
11/30/2012	Sale	$10.5229	8	10500
12/3/2012	Sale	$10.5833	9	10000
12/4/2012	Sale	$10.7349	10	10000
12/5/2012	Sale	$10.8636	11	10000
12/6/2012	Sale	$10.7984	12	10000

1 This transaction was executed in multiple trades at prices ranging from $9.55 – 9.79.
2 This transaction was executed in multiple trades at prices ranging from $9.52 – 9.60.
3 This transaction was executed in multiple trades at prices ranging from $9.70 – 9.76.
4 This transaction was executed in multiple trades at prices ranging from $9.80 – 10.08.
5 This transaction was executed in multiple trades at prices ranging from $10.11 – 10.30.
6 This transaction was executed in multiple trades at prices ranging from $10.00 – 10.03.
7 This transaction was executed in multiple trades at prices ranging from $10.25 – 10.47.
8 This transaction was executed in multiple trades at prices ranging from $10.49 – 10.56.
9 This transaction was executed in multiple trades at prices ranging from $10.49 – 10.69.
10 This transaction was executed in multiple trades at prices ranging from $10.60 – 10.84.
11 This transaction was executed in multiple trades at prices ranging from $10.80 – 10.95.
12 This transaction was executed in multiple trades at prices ranging from $10.71 – 10.86.